Exhibit 99.1

Fathom Holdings and Neighborhood Intelligence Announce Mutual Termination of Proposed Merger

Boards conclude that current valuations do not reflect the fair value of either company; Neighborhood Intelligence to retain blockchain asset ownership while the companies explore collaboration, including data sharing

CARY, N.C. & NASHVILLE, Tenn.--(BUSINESS WIRE)-- Fathom Holdings Inc. (NASDAQ: FTHM) (“Fathom”) and Neighborhood Intelligence, Inc. (NASDAQ: NXH) (“NXH”) today announced that their respective Boards of Directors have mutually agreed to terminate the previously announced merger agreement between the companies.

After careful consideration of the proposed transaction, the Boards of both companies concluded that proceeding with a merger at current valuations would not appropriately reflect the fair value of either company for its shareholders. The companies believe the timing is not right to combine their businesses, and have mutually agreed to terminate the merger agreement.

Separately, following a review by its Board and management and discussions with shareholders, Neighborhood Intelligence determined that retaining ownership and control of its blockchain and digital asset investments offers its shareholders the greatest opportunity to participate in their potential future value. The Company remains encouraged by tZERO’s progress and believes tZERO should continue executing its strategic plan while Neighborhood Intelligence maintains its ownership position.

Neighborhood Intelligence to Retain Blockchain Asset Ownership

Neighborhood Intelligence believes the potential value of its blockchain assets is not appropriately reflected in current market valuations. The Company’s decision to retain ownership and control is intended to preserve the opportunity for shareholders to participate in potential future value as these assets and the broader blockchain ecosystem develop. This decision is independent of the companies’ decision not to proceed with a merger at this time.

Fathom and NXH to Pursue Strategic Collaboration

Although a merger is not the appropriate structure at this time, the companies intend to continue exploring ways to work together where collaboration can create value. Areas under consideration include data sharing and the use of each company’s complementary businesses, technology, relationships and other assets, subject to appropriate agreements and applicable requirements. The companies expect to remain independent and focused on their respective operating priorities.

“We entered into the merger transaction because we believed that combining Fathom’s national real estate and title businesses with Neighborhood Intelligence’s technology, data and other assets had the potential to create long-term value,” said Scott Flanders, Fathom’s Chairman of the Board. “At current valuations, however, we do not believe a merger appropriately reflects the fair value of either company. Fathom has made meaningful progress, and we look forward to exploring data sharing and other areas of collaboration while each company pursues its own strategy.”

“Our responsibility is to continually evaluate the best path to maximize long-term value for our shareholders,” said Marcus Lemonis, Chairman and Chief Executive Officer of Neighborhood Intelligence. “After listening to shareholders and reviewing the alternatives, we believe retaining ownership and control of our blockchain assets while allowing tZERO to continue executing its plan is the appropriate path. We are encouraged by the potential of these assets and believe retaining them gives our shareholders the best opportunity to participate in their future value. Separately, we and Fathom have determined that a merger at current valuations would not appropriately reflect the fair value of either company. We remain supportive of Fathom’s progress and look forward to working together, including exploring opportunities around data sharing.”

About Neighborhood Intelligence

Neighborhood Intelligence (NASDAQ: NXH), previously Bed Bath & Beyond, Inc., is a data and technology company organized around three interconnected pillars: Omni-Channel Retail, Home Services and Home Ownership.

Its portfolio includes Bed Bath & Beyond, Overstock, buybuy BABY, Kirkland’s, The Container Store, Elfa and Closet Works, along with its expanding Home Services and Home Ownership businesses.

Neighborhood Intelligence connects products, services, financing, expertise and data to make homeownership simpler and more affordable.

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven real estate services platform that integrates residential brokerage, mortgage, title and SaaS offerings through its proprietary cloud-based software, intelliAgent. Fathom’s brands include Fathom Realty, Encompass Lending, intelliAgent, Real Results, MHG, and Verus Title.

For more information, visit FathomInc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding the effects of the termination of the previously announced merger agreement between Fathom and NXH; the potential strategic collaboration between Fathom and NXH, including whether the parties will enter into a collaboration agreement and the anticipated benefits of any such collaboration; Fathom’s ability to execute its standalone business strategy; and Fathom’s future business, financial condition, results of operations and prospects; Neighborhood Intelligence’s plans to retain ownership and control of its blockchain and digital asset investments; the potential future value of those assets; tZERO’s ability to execute its strategic plan; and the parties’ ability to establish a collaboration, including data-sharing arrangements, and realize benefits from it.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors outside NXH’s and Fathom’s control that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the effects of termination of the previously announced merger agreement on Fathom’s business, relationships, operations, financial condition and stock price; costs and expenses incurred in connection with the proposed merger, its termination and related matters; Fathom’s ability to execute its business strategy independently and realize anticipated benefits from any strategic collaboration with NXH; risks relating to Fathom’s outstanding senior secured convertible note or its subordinated secured bridge note to NXH, including Fathom’s ability to repay or refinance those notes; the ability of Fathom to acquire additional relevant operating assets; disruption to NXH’s or Fathom’s plans and operations resulting from the termination or any potential collaboration; the ability of NXH and Fathom to retain and hire key personnel; and other risks as set forth in the Risk Factors sections of NXH’s and Fathom’s most recent Form 10-Ks as filed with the SEC and supplemented from time to time in other NXH and Fathom filings made with the SEC. Additional risks and uncertainties include the volatility, adoption, commercial development and regulatory treatment of blockchain and digital assets; the ability of tZERO and other relevant businesses to execute their plans; the value and liquidity of Neighborhood Intelligence’s digital asset investments; and the negotiation, implementation, privacy, cybersecurity and regulatory requirements associated with any data-sharing or other collaboration arrangement.

Copies of each of NXH’s and Fathom’s Form 10-K and other SEC filings are available on the SEC’s website. Each of NXH and Fathom undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

ir@beyond.com
pr@beyond.com

Source: Neighborhood Intelligence, Inc.